Northwestern Mutual Series Fund, Inc.
N-SAR Filing
June 30, 2007

Sub Item 77C: Matters Submitted to a Vote of Security Holders


Special Meeting of Shareholders

A Special Meeting of Shareholders of Northwestern Mutual
Series Fund, Inc. ("NMSF") was held on February 20, 2007.
All of the outstanding shares of NMSF are held by The
Northwestern Mutual Life Insurance Company ("Northwestern Mutual") and therefore, Northwestern Mutual is the only shareholder of NMSF. Northwestern Mutual holds these shares for its general account and for its separate investment accounts used for its variable annuity contracts and variable life policies. Northwestern Mutual voted the outstanding shares allocated to the variable accounts in accordance with the instructions received from variable annuity contract or variable life insurance policy. Shares of each Portfolio of NMSF as to which no timely instructions were received were voted by Northwestern Mutual in proportion to the instructions from those contract and policy owners and payees who furnished timely instructions with respect to shares of that Portfolio. Northwestern Mutual also voted the shares of each Portfolio held in its general account in the same proportion as it voted the rest of the shares. The results of the shareholders' vote on the proposals are as follows:

Proposal 1 - To elect six Directors to Northwestern Mutual Series
Fund's Board of Directors.
(Under Maryland law, the nominees for director receiving the vote of a plurality of the outstanding voting shares of NMSF cast at a shareholders meeting will be elected.)

Director Name           Votes For           Votes Withheld    Total Votes
Miriam M. Allison       6,941,574,354.464   173,219,554.170   7,114,793,908.634
William A. McIntosh     6,936,844,394.274   177,949,514.360   7,114,793,908.634
Michael G. Smith        6,949,147,082.920   165,646,825.714   7,114,793,908.634
Robert H. Huffmann III  6,947,757,388.702   173,036,519.932   7,114,793,908.634
Michael M. Knetter      6,946,567,148.624   168,226,760.010   7,114,793,908.634
Edward J. Zore          6,943,272,826.802   171,521,081.832   7,114,793,908.634

Proposal 2 - Approval to enter into and materially amend agreements with investment sub-advisors on behalf of one or more of the portfolios without obtaining shareholder approval.
(Each Portfolio voted on this Proposal separately.)

Portfolio Name                Votes For        Votes Against
Small Cap Growth Stock        205,696,277.269  12,236,034.030
T. Rowe Price Small Cap Value 160,179,370.847  10,755,868.468
Aggressive Growth Stock       324,195,600.467  19,551,191.237
International Growth          142,823,557.773   7,560,629.399
Franklin Templeton
    International Equity      616,672,972.483  30,018,227.854
AllianceBernstein
    Mid Cap Value              73,149,794.374   4,459,050.749
Index 400 Stock               313,994,332.328  15,973,167.305
Janus Capital Appreciation     74,803,595.077   4,466,598.601
Growth Stock                  290,359,202.921  20,703,314.394
Large Cap Core Stock          365,138,542.695  17,545,911.849
Capital Guardian
    Domestic Equity           285,770,445.295  17,221,622.154
Index 500 Stock               585,793,560.778  32,078,249.461
Asset Allocation              219,038,236.144   7,541,873.108
Balanced                    1,384,950,479.290  67,965,630.254
High Yield Bond               351,139,699.597  15,948,076.106
Select Bond                   715,455,599.700  31,131,980.741
Money Market                  356,171,943.481  22,925,585.963

Portfolio Name                Votes Abstained   Total Votes
Small Cap Growth Stock         5,028,226.448    222,960,537.747
T. Rowe Price Small Cap Value  3,702,513.550    174,637,752.865
Aggressive Growth Stock       10,960,711.173    354,707,502.877
International Growth           2,944,600.272    153,328,787.444
Franklin Templeton
    International Equity      17,544,141.936    664,235,342.273
AllianceBernstein
    Mid Cap Value              1,567,880.331     79,176,725.454
Index 400 Stock                7,657,823.978    337,625,323.611
Janus Capital Appreciation     1,368,053.555     80,638,247.233
Growth Stock                  10,176,643.955    321,239,161.270
Large Cap Core Stock          15,460,625.303    398,145,079.847
Capital Guardian
    Domestic Equity            4,970,374.099    307,962,441.548
T. Rowe Price Equity Income    2,359,431.779    123,525,451.746
Index 500 Stock               21,919,994.902    639,791,805.141
Asset Allocation               4,675,335.791    231,255,445.043
Balanced                      51,051,296.210  1,503,967,405.754
High Yield Bond                7,888,506.473    374,976,282.176
Select Bond                   13,800,108.944    760,387,689.385
Money Market                   7,135,397.776    386,232,927.220

Proposal 3 - To approve an amendment to the Investment Advisory
Agreement with Mason Street Advisors, LLC.
(Each Portfolio voted on this Proposal separately.)

Portfolio Name                Votes For        Votes Against
Small Cap Growth Stock        208,599,122.908   8,868,557.595
T. Rowe Small Cap Value       161,254,955.879   9,218,526.093
Aggressive Growth Stock       326,296,660.588  16,472,000.330
International Growth          144,448,554.074   4,900,708.653
Franklin Templeton
    International Equity      621,332,354.521  24,116,259.116
AllianceBernstein
    Mid cap Value              73,584,505.617   3,995,910.893
Index 400 Stock               315,952,390.685  13,424,090.023
Janus Capital Appreciation     75,492,335.676   3,463,824.051
Growth Stock                  294,082,965.956  11,423,764.418
Large Cap Core Stock          368,006,744.919  13,936,274.959
Capital Guardian
    Domestic Equity           287,441,201.414  14,101,638.328
T. Rowe Price Equity Income   118,081,905.366   2,777,761.152
Index 500 Stock               591,934,502.233  25,557,802.693
Asset Allocation              220,366,028.431   5,477,369.847
Balanced                    1,395,427,488.548  56,530,246.902
High Yield Bond               352,642,144.705  13,463,913.296
Select Bond                   719,574,265.813  23,493,737.866
Money Market                  358,183,155.577  19,834,706.741

Portfolio Name                Votes Abstained   Total Votes
Small Cap Growth Stock         5,492,857.244   222,960,537.747
T. Rowe Small Cap Value        4,164,270.893   174,637,752.865
Aggressive Growth Stock       11,938,841.959   354,707,502.877
International Growth           3,979,524.717   153,328,787.444
Franklin Templeton
    International Equity      18,786,728.636   664,235,342.273
AllianceBernstein
    Mid cap Value              1,596,308.944    79,176,725.454
Index 400 Stock                8,248,842.903   337,625,323.611
Janus Capital Appreciation     1,682,087.506    80,638,247.233
Growth Stock                  15,732,430.896   321,239,161.270
Large Cap Core Stock          16,202,059.969   398,145,079.847
Capital Guardian
    Domestic Equity            6,419,601.806   307,962,441.548
T. Rowe Price Equity Income    2,665,785.228   123,525,451.746
Index 500 Stock               22,299,500.215   639,791,805.141
Asset Allocation               5,412,046.765   231,255,445.043
Balanced                      52,009,670.304 1,503,967,405.754
High Yield Bond                8,870,224.175   374,976,282.176
Select Bond                   17,319,685.706   760,387,689.385
Money Market                   8,215,064.902   386,232,927.220


Proposal 4 - To approve an amendment to a component of the investment objective of the Balanced Portfolio.
(Only shareholders of the Balanced Portfolio voted on this Proposal.)

Votes For            Votes Against     Votes Abstain    Total Votes
1,393,090,531.408    58,981,971.032    51,894,903.314   1,503,967,405.754